CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269792 on Form S-6 of our report dated March 30, 2023, relating to the financial statement of FT 10622, comprising FT Equity Allocation ETF Model Portfolio, 2Q '23, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 30, 2023